EX-99.j.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectuses and “Arrangements to disclose portfolio holdings to service providers and fiduciaries”, “Financial statements and report of independent registered public accounting firm” and “Independent registered public accounting firm” in the Statement of Additional Information and to the use of our reports dated August 28, 2020, with respect to the financial statements of UBS Dynamic Alpha Fund, UBS Global Allocation Fund, UBS Emerging Markets Equity Opportunity Fund, UBS Engage For Impact Fund, UBS International Sustainable Equity Fund, UBS U.S. Small Cap Growth Fund, UBS U.S. Sustainable Equity Fund, UBS Municipal Bond Fund, UBS Sustainable Development Bank Bond Fund and UBS Total Return Bond Fund for the period ended June 30, 2020 which are incorporated by reference in Post-Effective Amendment No. 147 to the Registration Statement (Form N-1A No. 033-47287).

/s/ Ernst & Young LLP

New York, New York

October 28, 2020